Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Huntington Bancshares Incorporated on:

•	This Form S-3 and

•	Forms S-8 (Nos. 33-10546, 33-41774, 33-44208, 333-136692, 333-140897, 333-144403, 333-153573, 333-158335, 333-161779, 333-161780, 333-168824, 333-173831, 333-183325, 333-187725, 333-192600, 333-202349, and 333-206720)

of our report dated February 22, 2016, with respect to the consolidated financial statements of FirstMerit Corporation and subsidiaries as of December 31, 2015 and for the year then ended, included in the Current Report on Form 8-K dated March 9, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Akron, Ohio

August 2, 2016